                                                                  EXHIBIT 23(ii)

               INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT

We consent to the use in this Registration Statement of CNB, Inc. on Form S-2 of our report dated January 31, 1997 of our audit of the consolidated financial statements of CNB, Inc. as of December 31, 1996 and for each of the two years then ended appearing in the Prospectus which is a part of this Registration Statement, and to the reference to our firm under the heading "Experts" in such Prospectus.

                                          /s/ OSBURN, HENNING AND COMPANY

Orlando, Florida
January 25, 1999